EXHIBIT 10.8

EXECUTION VERSION

EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This Expense Support and Conditional Reimbursement Agreement (this “Agreement”) is made this 31st day of August, 2023, by and between Partners Group Lending Fund, LLC, a Delaware limited liability company (the “Fund”), and Partners Group (USA) Inc., a Delaware corporation (the “Adviser”).

WHEREAS, the Fund is a non-diversified, closed-end management investment company that will elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Fund has retained the Adviser to furnish investment advisory services to the Fund on the terms and conditions set forth in the investment advisory agreement, dated August 31, 2023, entered between the Fund and the Adviser, as may be amended and/or restated from time to time (the “Investment Advisory Agreement”);

WHEREAS, the Fund and the Adviser have determined that it is appropriate and in the best interests of the Fund that the Adviser (i) shall pay a portion of the Fund’s Other Operating Expenses (as defined below) to the effect that such expenses do not exceed 1.00% (on annualized basis) of the Fund’s Aggregate Capital Commitments, and (ii) may elect to pay an additional portion of the Fund’s expenses from time to time, which the Fund will be obligated to reimburse to the Adviser at a later date if certain conditions are met.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.  The Adviser agrees to waive the Base Management Fee payable to it (excluding the Incentive Fee) by the Fund and/or to pay or absorb expenses of the Fund (collectively, a “Waiver”) so that the Other Operating Expenses of the Fund will not exceed 1.00% (on annualized basis) of the Fund’s Aggregate Capital Commitments (the “Expense Limitation”).

2.  For purposes of this Agreement, “Other Operating Expenses” means the Fund’s organization and offering expenses, professional fees, directors fees, administration fees, and other general and administrative expenses (including the Fund’s allocable portion of compensation and other expenses incurred by the administrator in performing its administrative obligations under the administration agreement dated August 31, 2023, entered between the Fund and the Adviser (as may be amended and/or restated from time to time), but excluding the Base Management Fee, taxes, interest expense, brokerage commissions, transaction-related expenses arising out of investments made by the Fund, credit facility arrangement fees, servicing fees and the Incentive Fees)). For purposes of this Agreement, “Aggregate Capital Commitments” means the sum of all Capital Commitments (as defined in the form of the Company’ subscription agreement) made pursuant to subscription agreements between investors and the Fund, and all amounts paid to us by Upfront Cash Payment Investors (as defined in the Subscription Agreement) in connection with their purchase of the Fund’s units of common units. For the avoidance of doubt, Aggregate Capital Commitments shall include any portion of an investor’s Capital Commitment drawdown pursuant to a subscription agreement.

3.  The Fund agrees to carry forward, for a period not to exceed (3) three years from the date on which a Waiver is made by the Adviser, all fees and expenses in excess of the Expense Limitation that have been waived, paid or absorbed by the Adviser, and to repay the Adviser such amounts, provided the Fund is able to effect such repayment and remain in compliance with the Expense Limitation. To the extent that such repayment is due, it shall be made as promptly as possible, in conjunction with the next succeeding payment of the Base Management Fee to the Adviser. To the extent that the full amount of such waived amount or expense paid cannot be repaid as provided in the previous sentence within such applicable three-year period, such repayment obligation shall be extinguished.

4.  If this Agreement is terminated by either the Fund or the Adviser, the Fund agrees to repay to the Adviser any amounts payable pursuant to Section 3 that have not been previously repaid and, subject to the Investment Company Act, such repayment will be made to the Adviser not later than (3) three years from the date on which a Waiver was made by the Adviser (regardless of the date of termination of this Agreement), so long as the Fund is able to effect such reimbursement and remain in compliance with the Expense Limitation as if such Expense Limitation was still in effect.

5.  This Agreement shall become effective as of the date of this Agreement.

6.  This Agreement shall automatically terminate in the event of (i) the termination by the Fund of the Investment Advisory Agreement; (ii) the board of directors of the Fund makes a determination to dissolve or liquidate the Fund; or (iii) upon a quotation or listing of the Fund’s securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of the Fund’s assets to, or a merger or other liquidity transaction with, an entity in which the Fund’s unitholders receive units of a publicly-traded company which continues to be managed by the Adviser or an affiliate thereof.

7.  This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

8.  Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Delaware. For so long as the Fund is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware or any of the provisions herein conflict with the provisions of the Investment Company Act, the latter shall control. Further, nothing in this Agreement shall be deemed to require the Fund to take any action contrary to the Fund’s Certificate of Formation or Limited Liability Company Agreement, as each may be amended or restated, or to relieve or deprive the board of directors of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

9.  It is expressly acknowledged and agreed by each of the parties to this Agreement that all unitholders of the Fund (the “Unitholders”) are and shall be third-party beneficiaries hereof and entitled to rely on the representations, warranties, covenants and agreements contained herein and shall be entitled to enforce the Fund’s rights under this Agreement if the Adviser breaches or otherwise fails to perform its obligations under this Agreement.

10.  Notwithstanding the foregoing, the Unitholders shall not be obligated to monitor any party’s compliance with the terms of this Agreement.

11.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

12.  The Fund shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Adviser.

13.  This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTNERS GROUP LENDING FUND, LLC

By:	/s/ Brian Igoe
Name:	Brian Igoe
Title:	Director

By:	/s/ Brad Eggers
Name:	Brad Eggers
Title:	Director

PARTNERS GROUP (USA) INC.

By:	/s/ Brian Igoe
Name:	Brian Igoe
Title:	Director

By:	/s/ Adam Howarth
Name:	Adam Howarth
Title:	Partner

[Expense Support and Conditional Reimbursement Agreement Signature Page]